UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01	Financial Statements and Exhibits.

SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.

Moog Inc. (the “Company”) entered into Amendment No. 1 dated as of May 22, 2014 (the “Amendment”) to the Fourth Amended and Restated Loan Agreement dated as of March 28, 2013 (the “Agreement”) by and among the Company, certain lenders which are currently parties to the Agreement (the “Lenders”) and HSBC Bank USA, National Association as Administrative Agent for the Lenders.
The Amendment modifies the terms of the Agreement. The Amendment increases the Company’s revolving credit facility from $900 million to $1,100 million. The Amendment also provides for an expansion option, which permits the Company to request an increase of up to $200 million to the credit facility upon satisfaction of certain conditions. In addition, the Amendment extends the maturity of the credit facility from March 28, 2018 to May 22, 2019.
The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 dated as of May 22, 2014 to the Fourth Amended and Restated Loan Agreement dated as of March 28, 2013 by and among the Company and the lenders parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	May 22, 2014	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 dated as of May 22, 2014 to the Fourth Amended and Restated Loan Agreement dated as of March 28, 2013 by and among the Company and the lenders parties thereto.